Lake Shore Announces

First Quarter 2026 Financial Results

DUNKIRK, N.Y. — April 22, 2026 — Lake Shore Bancorp, Inc. (the “Company”) (NASDAQ: LSBK), the holding company for Lake Shore Bank (the “Bank”), reported unaudited net income of $1.9 million, or $0.26 per diluted share, for the first quarter of 2026 compared to net income of $1.1 million, or $0.14 per diluted share, for the first quarter of 2025. The Company's financial performance for the first quarter of 2026 was positively impacted primarily by an increase in net interest income.

"The results from the first quarter reflected a typical beginning of the year for our company," stated Kim C. Liddell, President, CEO, and Director. "Despite intense competition and challenging loan pricing environments, we remain dedicated to optimizing our balance sheet and operational efficiencies to enhance the Company’s overall performance."

First Quarter 2026 Financial Highlights:

•
Net income increased to $1.9 million during the first quarter of 2026, an increase of $866,000, or 81.9%, when compared to the first quarter of 2025. Net income was positively impacted by an increase in net interest income of $1.2 million, or 21.9%, when compared to the first quarter of 2025;
•
Net interest margin increased to 4.02% during the first quarter of 2026, an increase of 17 basis points when compared to net interest margin of 3.85% during the fourth quarter of 2025 and an increase of 53 basis points when compared to net interest margin of 3.49% during the first quarter of 2025;
•
Efficiency ratio improved to 69.58% for the quarter ended March 31, 2026, a decrease of 924 basis points as compared to 78.82% for the quarter ended March 31, 2025;
•
Return on average assets increased to 1.07% for the quarter ended March 31, 2026, an increase of 45 basis points as compared to 0.62% for the quarter ended March 31, 2025;
•
Book value per share increased to $18.11 per share at March 31, 2026, as compared to $18.10 per share at December 31, 2025;
•
Non-performing assets as a percentage of total assets decreased to 0.22% at March 31, 2026, as compared to 0.23% at December 31, 2025; and
•
The Bank's capital position remains "well capitalized" with a Tier 1 Leverage ratio of 17.54% and a Total Risk-Based Capital ratio of 23.81% at March 31, 2026.

Net Interest Income

Net interest income for the first quarter of 2026 increased by $38,000, or 0.6%, to $6.7 million as compared to $6.6 million for the fourth quarter of 2025 and increased $1.2 million, or 21.9%, as compared to $5.5 million for the first quarter of 2025. Net interest margin and interest rate spread were 4.02% and 3.43%, respectively, for the first quarter of 2026 as compared to 3.85% and 3.22%, respectively, for the fourth quarter of 2025 and 3.49% and 2.94%, respectively, for the first quarter of 2025.

Interest income for the first quarter of 2026 was $9.1 million, a decrease of $402,000, or 4.3%, compared to $9.5 million for the fourth quarter of 2025, and an increase of $688,000, or 8.2%, compared to $8.4 million for the first quarter of 2025.

The decrease in interest income from the prior quarter was primarily due to a $26.1 million, or 3.8%, decrease in the average balance of interest-earning assets and a three basis point decrease in the average yield on interest-earning assets. Interest earned on interest-earning deposits decreased by $283,000, or 37.6%, due to a $23.1 million decrease in the average balance of interest-earning deposits and a 43 basis point decrease in average yield on interest-earning deposits during the first quarter of 2026 as compared to the prior quarter.

The increase in interest income from the prior year quarter was primarily due to a $35.3 million, or 5.6%, increase in the average balance of interest-earning assets and a 13 basis point increase in the average yield of interest-earning assets. During the first quarter of 2026 as compared to the same period in 2025, there was a $480,000 increase in interest income on loans due to a 29 basis point increase in the average yield earned on loans and a $5.6 million, or 1.0%, increase in the average balance of loans. Further, interest income on interest-earning deposits increased by $235,000, or 100.4%, primarily due to a $30.5 million, or 129.4%, increase in the average balance of interest-earning deposits. These increases were partially offset by a $27,000 decrease in interest income on securities due to a 16 basis point decrease in the average yield of securities and a $752,000 decrease in the average balance of the securities portfolio due to paydowns.

Interest expense for the first quarter of 2026 was $2.4 million, a decrease of $440,000, or 15.5%, from $2.8 million for the fourth quarter of 2025, and a decrease of $507,000, or 17.5%, from $2.9 million for the first quarter of 2025.

The decrease in interest expense when compared to the previous quarter was primarily due to a $26.1 million, or 5.3%, decrease in the average balance of interest-bearing liabilities. During the first quarter of 2026 as compared to the previous quarter, interest expense on interest-bearing deposits decreased by $422,000, or 15.1%, due to a 24 basis point decrease in the average interest rate paid on deposit accounts. The decrease in average interest rate paid on interest-bearing accounts was primarily due to the decrease in market interest rates and proactive management of deposit funding costs. Average interest-bearing deposit balances were $468.1 million, a 5.0% decrease during the first quarter of 2026 when compared to the previous quarter due to a decrease in the average balance of all deposit account types. Interest expense on borrowed funds and other interest-bearing liabilities decreased by $18,000 due to a $1.7 million, or 41.7%, decrease in the average balance of borrowed funds and other interest-bearing liabilities due to a decrease in the average balance of outstanding borrowings.

The decrease in interest expense when compared to the prior year quarter was primarily due to a 36 basis point decrease in average interest rate paid on interest-bearing liabilities, and a $13.6 million, or 2.8% decrease in the average balance of interest-bearing liabilities. During the first quarter of 2026 as compared to the first quarter of 2025, interest expense on interest-bearing deposits decreased by $470,000, or 16.5%, due to a 35 basis point decrease in the average interest rate paid on interest-bearing deposit accounts, along with a $9.7 million, or 2.0% decrease in the average balance of interest-bearing deposits. The decrease in average interest-bearing deposits accounts was due to a decrease in the average balance of all deposit account types except money market accounts. During the first quarter of 2026 as compared to the same period in 2025, there was a $337,000 decrease in interest paid on time deposit accounts due to a 48 basis point decrease in the average interest rate paid on time deposits. The decrease in the average interest rate paid on time deposit accounts was primarily due to the decrease in market interest rates and proactive management of deposit funding costs. During the first quarter of 2026, interest expense on borrowed funds and other interest-bearing liabilities decreased by $37,000, or 61.7%, compared to the first quarter of 2025, primarily due to a $3.9 million, or 62.4% decrease in average borrowed funds and other interest-bearing liabilities outstanding due to the repayment of our borrowings during 2025.

Non-Interest Income

Non-interest income was $703,000 for the first quarter of 2026, an increase of $20,000, or 2.9%, as compared to $683,000 for the fourth quarter of 2025. The increase from the prior quarter was primarily due to the $40,000 loss on the sale of equity securities during the prior quarter, and a $27,000 increase in earnings on annuity assets. Non-interest income during the first quarter of 2026 decreased $21,000, or 2.9%, as compared to $724,000 for the first quarter of 2025. The decrease from the prior year quarter was primarily due to a $46,000 gain on equity securities during the first quarter of 2025, partially offset by a $26,000 increase in earnings on bank-owned life insurance when compared to the first quarter of 2025.

Non-Interest Expense

Non-interest expense was $5.1 million for the first quarter of 2026, an increase of $203,000, or 4.1%, as compared to $4.9 million for the fourth quarter of 2025 and an increase of $245,000, or 5.0%, as compared to $4.9 million for the first quarter of 2025. The increase from the previous quarter was primarily related to an increase in the cost of health insurance, taxes, and other non-salary benefits, of $322,000, or 33.3%, and an increase in occupancy and equipment expenses of $50,000, or 7.5%. These increases were partially offset by a $144,000 decrease in data processing costs as we renegotiated our primary data processing contract. The increase from the prior year quarter was also primarily related to an increase in the cost of health insurance, taxes, and other non-salary benefits, of $300,000, or 30.3%, and an increase in occupancy and equipment expenses of $43,000, or 6.4%. These increases were partially offset by a $98,000 decrease in data processing costs as we renegotiated our primary data processing contract, and a $53,000 decrease in professional services.

Income Tax Expense

Income tax expense was $430,000 for the first quarter of 2026, an increase of $19,000, or 4.6%, as compared to $411,000 for the fourth quarter of 2025, and an increase of $224,000, or 108.7%, as compared to $206,000 for the first quarter of 2025. The increase in income tax expense from the prior quarter and prior year quarter was primarily related to the increase in taxable income earned during the current quarter.

Credit Quality

The Company’s allowance for credit losses on loans was $4.8 million as of March 31, 2026 as compared to $4.9 million as of December 31, 2025. The Company’s allowance for credit losses on unfunded commitments was $325,000 as of March 31, 2026 as compared to $361,000 as of December 31, 2025. Non-performing assets as a percent of total assets decreased to 0.22% at March 31, 2026 as compared to 0.23% at December 31, 2025, due to a decrease in non-performing assets of $95,000, or 5.7%. The Company’s allowance for credit losses on loans as a percent of loans at amortized cost was 0.86% and 0.87% and its allowance for credit losses on loans as a percent of non-performing loans was 302.76% and 290.71%, at March 31, 2026, and December 31, 2025, respectively.

The Company recorded a credit to provision for credit losses of $113,000 for the first quarter of 2026, of which $77,000 related to the loan portfolio and $36,000 related to the reserve for unfunded commitments.

The decrease in the allowance for credit losses on loans and the corresponding credit to the provision for credit losses recognized during the first quarter of 2026 was the result of a decrease in the quantitative and qualitative loss rates, inclusive of forecasted economic trends, primarily for the commercial real estate and home equity loan pools.

Balance Sheet Summary

Total assets at March 31, 2026 were $722.0 million, a $5.3 million decrease, or 0.7%, as compared to $727.3 million at December 31, 2025. Cash and cash equivalents decreased by $2.7 million, or 4.2%, from $64.3 million at December 31, 2025 to $61.6 million at March 31, 2026. The decrease in cash and cash equivalents was primarily due to a decrease in deposits of $6.7 million, or 1.2%, partially offset by a decrease in loans receivable of $1.6 million, or 0.3%. Securities available for sale were $54.2 million at March 31, 2026 as compared to $56.1 million at December 31, 2025, representing a decrease primarily due to a decrease in the market value of the portfolio and paydowns received during the first quarter of 2026. Net loans receivable at March 31, 2026 and December 31, 2025 were $553.9 million and $555.4 million, respectively. Total deposits at March 31, 2026 were $566.6 million, a decrease of $6.7 million, or 1.2%, compared to $573.3 million at December 31, 2025. The Company’s percentage of uninsured deposits to total deposits was 10.0% and 11.3%, at March 31, 2026 and December 31, 2025, respectively.

Stockholders’ equity at March 31, 2026 was $142.4 million, a $739,000 increase, or 0.5%, as compared to $141.6 million at December 31, 2025. The increase in stockholders’ equity was primarily attributed to net income of $1.9 million earned during the first quarter of 2026, partially offset by a $689,000 increase in accumulated other comprehensive losses and dividends declared and paid of $661,000.

About Lake Shore

Lake Shore Bancorp is the holding company of Lake Shore Bank, a New York chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. Lake Shore Bancorp’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about Lake Shore Bancorp is available at www.mylsbank.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, public health issues, geopolitical conflict, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, dividend policy changes, and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

# # # # #

Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Kim C. Liddell

President, CEO, and Director

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1012

Selected Financial Condition Data

	March 31,	December 31,
	2026	2025
	(Unaudited)
	(Dollars in thousands)

Total assets	$722,011	$727,323
Cash and cash equivalents	61,607	64,280
Securities available for sale, at fair value	54,179	56,138
Loans receivable, net	553,879	555,441
Deposits	566,620	573,277
Stockholders’ equity	142,378	141,639

Statements of Income

	Three Months Ended
	March 31,
	2026	2025
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Interest income	$9,055	$8,367
Interest expense	2,395	2,902
Net interest income	6,660	5,465
Provision for credit losses	(113)	48
Net interest income after provision for credit losses	6,773	5,417
Total non-interest income	703	724
Total non-interest expense	5,123	4,878
Income before income taxes	2,353	1,263
Income tax expense	430	206
Net income	$1,923	$1,057
Basic and diluted earnings per share(1)	$0.26	$0.14
Dividends declared and paid per share(1)	$0.09	$0.13

Selected Financial Ratios
Return on average assets(2)	1.07%	0.62%
Return on average equity(2)	5.38%	4.65%
Average interest-earning assets to average interest-bearing liabilities	140.76%	129.52%
Interest rate spread(2)	3.43%	2.94%
Net interest margin(2)	4.02%	3.49%
Efficiency ratio	69.58%	78.82%

(1) Per share information reflects the effects of the Company's conversion and related stock offering for all periods presented, as applicable.

(2) Annualized.

Average Balance Sheets, Interest, and Rates (Quarterly Comparison)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2026			March 31, 2025
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits	$54,061	$469	3.47%	$23,562	$234	3.97%
Securities(1)	57,052	354	2.48%	57,804	381	2.64%
Loans, including fees	551,119	8,232	5.97%	545,561	7,752	5.68%
Total interest-earning assets	662,232	$9,055	5.47%	626,927	$8,367	5.34%
Other assets	53,328			51,656
Total assets	$715,560			$678,583

Interest-bearing liabilities:
Demand & NOW accounts	$62,384	$15	0.10%	$62,784	$15	0.10%
Money market accounts	156,226	735	1.88%	152,680	867	2.27%
Savings accounts	51,263	8	0.06%	53,541	9	0.07%
Time deposits	198,245	1,614	3.26%	208,804	1,951	3.74%
Total interest-bearing deposits	468,118	2,372	2.03%	477,809	2,842	2.38%
Borrowed funds & other interest-bearing liabilities	2,342	23	3.93%	6,237	60	3.85%
Total interest-bearing liabilities	470,460	$2,395	2.04%	484,046	$2,902	2.40%
Other non-interest bearing liabilities	102,013			103,593
Stockholders' equity	143,087			90,944
Total liabilities & stockholders' equity	$715,560			$678,583
Net interest income		$6,660			$5,465
Interest rate spread			3.43%			2.94%
Net interest margin			4.02%			3.49%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities, using a federal statutory rate of 21%, results in rates of 2.85% and 3.04% for the three months ended March 31, 2026 and March 31, 2025, respectively. Yields above are not presented on a tax equivalent basis.

(2) Annualized.

Average Balance Sheets, Interest, and Rates (Prior Quarter Comparison)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2026			December 31, 2025
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate(2)	Balance	Expense	Rate(2)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits	$54,061	$469	3.47%	$77,155	$752	3.90%
Securities(1)	57,052	354	2.48%	56,992	360	2.53%
Loans, including fees	551,119	8,232	5.97%	554,172	8,345	6.02%
Total interest-earning assets	662,232	$9,055	5.47%	688,319	$9,457	5.50%
Other assets	53,328			52,773
Total assets	$715,560			$741,092

Interest-bearing liabilities:
Demand & NOW accounts	$62,384	$15	0.10%	$64,047	$15	0.09%
Money market accounts	156,226	735	1.88%	167,908	917	2.18%
Savings accounts	51,263	8	0.06%	51,658	9	0.07%
Time deposits	198,245	1,614	3.26%	208,982	1,853	3.55%
Total interest-bearing deposits	468,118	2,372	2.03%	492,595	2,794	2.27%
Borrowed funds & other interest-bearing liabilities	2,342	23	3.93%	4,014	41	4.09%
Total interest-bearing liabilities	470,460	$2,395	2.04%	496,609	$2,835	2.28%
Other non-interest bearing liabilities	102,013			103,679
Stockholders' equity	143,087			140,804
Total liabilities & stockholders' equity	$715,560			$741,092
Net interest income		$6,660			$6,622
Interest rate spread			3.43%			3.22%
Net interest margin			4.02%			3.85%

(1) The tax equivalent adjustment for bank qualified tax exempt municipal securities, using a federal statutory rate of 21%, results in rates of 2.85% and 2.90% for the three months ended March 31, 2026 and December 31, 2025, respectively. Yields above are not presented on a tax equivalent basis.

(2) Annualized.

Selected Quarterly Financial Data

	As of or For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited)
	(Dollars in thousands, except per share amounts)
Selected Financial Condition Data:
Total assets	$722,011	$727,323	$742,802	$734,838	$688,996
Cash and cash equivalents	61,607	64,280	83,638	75,367	30,428
Securities, at fair value	54,179	56,138	56,049	55,323	55,801
Loans receivable, net	553,879	555,441	552,611	552,389	551,640
Deposits	566,620	573,277	590,345	627,499	582,730
Long-term debt	—	—	2,000	2,000	4,000
Stockholders’ equity	142,378	141,639	139,306	92,884	90,662

Condensed Statements of Income:
Interest income	$9,055	$9,457	$9,351	$9,107	$8,367
Interest expense	2,395	2,835	2,996	2,985	2,902
Net interest income	6,660	6,622	6,355	6,122	5,465
Provision for credit losses	(113)	40	(269)	—	48
Net interest income after provision for credit losses	6,773	6,582	6,624	6,122	5,417
Total non-interest income	703	683	1,065	800	724
Total non-interest expense	5,123	4,920	4,843	4,625	4,878
Income before income taxes	2,353	2,345	2,846	2,297	1,263
Income tax expense	430	411	487	378	206
Net income	$1,923	$1,934	$2,359	$1,919	$1,057
Basic and diluted earnings per share(1)	$0.26	$0.26	$0.32	$0.25	$0.14
Dividends declared and paid per share(1)	$0.09	$0.09	$0.09	$—	$0.13

Selected Financial Ratios:
Return on average assets(2)	1.07%	1.04%	1.28%	1.11%	0.62%
Return on average equity(2)	5.38%	5.49%	7.31%	8.37%	4.65%
Average interest-earning assets to average interest-bearing liabilities	140.76%	138.60%	139.79%	128.12%	129.52%
Interest rate spread(2)	3.43%	3.22%	3.02%	3.32%	2.94%
Net interest margin(2)	4.02%	3.85%	3.72%	3.84%	3.49%
Efficiency ratio	69.58%	67.35%	65.26%	66.82%	78.82%

Asset Quality Ratios:
Non-performing loans as a percent of loans at amortized cost	0.28%	0.30%	0.33%	0.32%	0.62%
Non-performing assets as a percent of total assets	0.22%	0.23%	0.25%	0.24%	0.50%
Allowance for credit losses on loans as a percent of loans at amortized cost	0.86%	0.87%	0.87%	0.93%	0.93%
Allowance for credit losses on loans as a percent of non-performing loans	302.76%	290.71%	265.57%	290.53%	148.89%

Share Information:
Common stock, number of shares outstanding(1)	7,863,388	7,825,388	7,825,501	7,803,102	7,804,593
Treasury stock, number of shares held(1)	—	—	—	1,459,691	1,458,200
Book value per share(1)	$18.11	$18.10	$17.80	$11.90	$11.62
Tier 1 leverage ratio (Bank-only)	17.54%	16.65%	16.34%	14.37%	14.31%
Total risk-based capital ratio (Bank-only)	23.81%	23.51%	22.76%	18.94%	18.67%

(1) Share and per share information reflects the effects of the Company's conversion and related stock offering for all periods presented, as applicable.

(2) Annualized.